UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007 (January 16, 2007)

M & F WORLDWIDE CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-13780	02-0423416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York	10021
(Address of principal executive offices)	(Zip Code)

(212) 572-8600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2007, Clarke American Corp. (‘‘Clarke American’’), a wholly owned subsidiary of M & F Worldwide Corp. (the ‘‘Registrant’’), together with the Registrant, entered into an Employment Agreement with Charles T. Dawson, Clarke American’s President and Chief Executive Officer (the ‘‘Employment Agreement’’). The Employment Agreement supersedes, effective as of January 1, 2007, Mr. Dawson’s previous employment agreement with Clarke American, dated as of October 31, 2005. The Employment Agreement amends certain terms of Mr. Dawson’s employment arrangement with Clarke American, which amendments include an increase in Mr. Dawson’s base salary from $595,000 to $850,000. The foregoing is only a summary of certain terms of the Employment Agreement which is attached as an exhibit hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.
99.1	Employment Agreement dated January 16, 2007 between Clarke American Corp., M & F Worldwide Corp. and Charles T. Dawson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.
By:	Barry F. Schwartz, Esq.
Name:	Barry F. Schwartz, Esq.
Title:	Executive Vice President and General Counsel

Date:    January 17, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Employment Agreement dated January 16, 2007 between Clarke American Corp., M & F Worldwide Corp. and Charles T. Dawson.